Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Catcher Holdings, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

This Certificate has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: May 21, 2007	By:	/s/ ROBERT H. TURNER
Robert H. Turner
Chief Executive Officer and Director

Dated: May 21, 2007	By:	/s/ DENIS MCCARTHY
Denis McCarthy
Chief Financial Officer